UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2012

Wyndham Worldwide Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

22 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (973) 753-6000

None

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 15, 2012, Wyndham Worldwide Corporation (“Wyndham Worldwide”) issued $150 million aggregate principal amount of 4.250% Notes due 2022 (the “Notes”) pursuant to its effective shelf registration statement on Form S-3 (File No. 333-179710), as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2012 (the “Registration Statement”). The terms of the Notes are governed by an indenture, dated November 20, 2008 between Wyndham Worldwide and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented and amended by the sixth supplemental indenture thereto, dated March 7, 2012 (the “Sixth Supplemental Indenture”) and the seventh supplemental indenture thereto, dated March 15, 2012 (the “Seventh Supplemental Indenture” and, together with the Sixth Supplemental Indenture and the Base Indenture, the “Indenture”).

The Notes will constitute a further issuance of and are fungible with the $500 million aggregate principal amount of 4.250% Notes due 2022 issued by the Company on March 7, 2012

The Notes bear interest at a rate of 4.250% per year payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2012.

The Notes are redeemable at any time prior to December 1, 2021 (three months prior to the maturity date of the Notes) at a redemption price equal to the sum of the principal being redeemed, plus a “make-whole” premium specified in the Notes and accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

The Notes are redeemable on or after December 1, 2021 (three months prior to the maturity date of the Notes) at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

If Wyndham Worldwide experiences a Change of Control Triggering Event (as defined in the Indenture), Wyndham Worldwide is required to offer to repurchase the Notes at 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture contains customary provisions for events of default including for failure to pay principal or interest when due and payable, failure to comply with covenants or agreements in the Indenture or the Notes and failure to cure or obtain a waiver of such default upon notice, a default under other debt of Wyndham Worldwide or certain of its subsidiaries such that at least $50 million aggregate principal amount of indebtedness is accelerated which acceleration has not been rescinded or annulled within 30 days of notice, and events of bankruptcy, insolvency or reorganization affecting Wyndham Worldwide and certain of its subsidiaries. In the case of an event of default, the principal amount of the Notes plus accrued and unpaid interest may be accelerated. The Indenture also contains covenants limiting the ability of Wyndham Worldwide to incur debt secured by liens and to enter into sale and lease back transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 with respect to Wyndham Worldwide’s issuance of the Notes is incorporated by reference herein.

Item 8.01	Other Events

On March 12, 2012, Wyndham Worldwide entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, with respect to the issuance and sale of the Notes.

On March 12, 2012, Wyndham Worldwide issued a press release to announce the issuance of the Notes.

The description of the Underwriting Agreement, the Notes and the Indenture in this report are summaries and are qualified in their entirety by reference to the Underwriting Agreement, the Indenture and the form of the

Note included therein. The Base Indenture was filed with the SEC as Exhibit 4.2 to the shelf registration statement on Form S-3 (File No. 333-155676), as filed with the SEC on November 25, 2008. The Underwriting Agreement, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the form of Notes are filed as exhibits hereto and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March, 12, 2012, among Wyndham Worldwide Corporation and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Sixth Supplemental Indenture, dated March 7, 2012, between Wyndham Worldwide Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed March 7, 2012).

4.2	Seventh Supplemental Indenture, dated March 15, 2012, between Wyndham Worldwide Corporation and U.S. Bank National Association, as Trustee.

4.3	Form of Note (included in Exhibit 4.1).

5.1	Opinion of Kirkland & Ellis LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

Date: March 15, 2012	By:	/s/ Nicola Rossi
Name: Nicola Rossi
Title: Senior Vice President and Chief Accounting Officer

WYNDHAM WORLDWIDE CORPORATION

CURRENT REPORT ON FORM 8-K

Report Dated March 15, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March, 12, 2012, among Wyndham Worldwide Corporation and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Sixth Supplemental Indenture, dated March 7, 2012, between Wyndham Worldwide Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed March 7, 2012).

4.2	Seventh Supplemental Indenture, dated March 15, 2012, between Wyndham Worldwide Corporation and U.S. Bank National Association, as Trustee.

4.3	Form of Note (included in Exhibit 4.1).

5.1	Opinion of Kirkland & Ellis LLP.